CREDIT AGREEMENT

	THIS AGREEMENT is entered into as of November 13, 2000, by and between DIONEX
CORPORATION, a California corporation ("Borrower"), and WELLS FARGO BANK,
NATIONAL ASSOCIATION ("Bank").


RECITALS

	Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

	NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


ARTICLE I
CREDIT TERMS

	SECTION 1.1.	LINE OF CREDIT.

	(a)	Line of Credit.  Subject to the terms and conditions of this Agreement,
Bank hereby agrees to make advances to Borrower from time to time up to and including December 31, 2002, not to exceed at any time the aggregate principal amount of Twenty Five Million Dollars ($25,000,000.00) ("Line of Credit"), the
proceeds of which shall be used for working capital and general corporate purposes.  Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

	(b)	Borrowing and Repayment.  Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

	SECTION 1.2.	STANDBY LETTER OF CREDIT.

	(a)	Standby Letter of Credit.  Subject to the terms and conditions of this
Agreement, Bank hereby agrees to issue a standby letter of credit for the account of Borrower and for the benefit of the former shareholders of LC Packing
(the "Standby Letter of Credit") in the principal amount of Thirteen Million
Dollars ($13,000,000.00); provided however, that the form and substance of the
Standby Letter of Credit shall be subject to approval by Bank, in its sole discretion.  The Standby Letter of Credit shall be subject to the additional terms of the Application and Agreement for Standby Letter of Credit required by
Bank in connection with the issuance thereof (the "Letter of Credit Agreement").

	(b)	Repayment of Drafts.  Each draft paid by Bank under the Standby Letter of
Credit shall be repaid by Borrower in accordance with the provisions of the
Letter of Credit Agreement.

	SECTION 1.3.	INTEREST/FEES.

 	(a) 	Interest.	The outstanding principal balance of the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note.  The amount of each draft paid by Bank under the Standby Letter of Credit shall bear interest from the date such draft is paid by Bank to the date such amount is fully repaid by Borrower, at a rate per annum one-half percent (0.50%) below the
Prime Rate in effect from time to time.

	(b)	Prime Rate.  The term "Prime Rate" shall mean at any time the rate of interest most recently announced within Bank at its principal office as its
Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate.  Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank.

	(c)	Computation and Payment.  Interest (and fees computed on a "per annum"
basis) shall be computed on the basis of a 360-day year, actual days elapsed.
Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

	(d)	Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to one-fifth percent (.20%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within thirty (30) days after each billing is sent by Bank.

	(e)	Letter of Credit Fees.  Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to five-eighths of one percent (0.625%)
per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

	Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

	SECTION 2.1.	LEGAL STATUS.  Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

	SECTION 2.2.	AUTHORIZATION AND VALIDITY.  This Agreement and each
promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

	SECTION 2.3.	NO VIOLATION.  The execution, delivery and performance by
Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

	SECTION 2.4.	LITIGATION.  There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

	SECTION 2.5.	CORRECTNESS OF FINANCIAL STATEMENT.  The financial
statement of Borrower dated September 30, 2000, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

	SECTION 2.6.	INCOME TAX RETURNS.  Borrower has no knowledge of any pending material assessments or adjustments of its income tax payable with respect to any year.

	SECTION 2.7.	NO SUBORDINATION.  There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

	SECTION 2.8.	PERMITS, FRANCHISES.  Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

	SECTION 2.9.	ERISA.  Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of
1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no
Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

	SECTION 2.10.	OTHER OBLIGATIONS.  Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

	SECTION 2.11.	ENVIRONMENTAL MATTERS.  Except as disclosed by Borrower to
Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


ARTICLE III
CONDITIONS

	SECTION 3.1.	CONDITIONS OF INITIAL EXTENSION OF CREDIT.  The obligation of
Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

	(a)	Approval of Bank Counsel.  All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

	(b)	Documentation.  Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i) This Agreement and Note
(ii) Letter of Credit Agreement
(iii) Corporate Resolution: Borrowing
(iv) Certificate of Incumbency
	(iv)	Such other documents as Bank may require under any other Section of this
Agreement.

	(c)	Financial Condition.  There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of a substantial or material portion of the assets of Borrower.

	(d)	Insurance.  Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

	SECTION 3.2.	CONDITIONS OF EACH EXTENSION OF CREDIT.  The obligation of
Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

	(a)	Compliance.  The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no
Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an
Event of Default, shall have occurred and be continuing or shall exist.

	(b)	Documentation.  Bank shall have received all additional documents which may be required in connection with such extension of credit.


ARTICLE IV
AFFIRMATIVE COVENANTS

	Borrower covenants that so long as Bank remains committed to extend credit to
Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

	SECTION 4.1.	PUNCTUAL PAYMENTS.  Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

	SECTION 4.2.	ACCOUNTING RECORDS.  Maintain adequate books and records in
accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

	SECTION 4.3.	FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

	(a)	not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows and footnotes, if any, all of which may be in the form of Borrower 10K report filed with the Securities and Exchange Commission;

	(b)	not later than 45 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement, all of which may be in the form of Borrower 10Q report filed with the
Securities and Exchange Commission;

	(c)	from time to time such other information as Bank may reasonably request.

	SECTION 4.4.	COMPLIANCE.  Preserve and maintain all licenses, permits,
governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

	SECTION 4.5.	INSURANCE.  Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

	SECTION 4.6.	FACILITIES.  Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

	SECTION 4.7.	TAXES AND OTHER LIABILITIES.  Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

	SECTION 4.8.	LITIGATION.  Promptly give notice in writing to Bank of any
litigation pending or threatened against Borrower in excess of $1,000,000.00.

	SECTION 4.9.	FINANCIAL CONDITION.  Maintain Borrower's consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

	(a)	Current Ratio not at any time less than 1.75 to 1.0, determined as of the end of each fiscal quarter, with "Current Ratio" defined as total current assets divided by total current liabilities.

	(b)	Tangible Net Worth not at any time less than $90,000,000.00, plus, on a cumulative basis, (i) 75% of fiscal year-to-date net income after taxes
(commending as of FQE 9/30/00) with no deduction for losses, and (ii) 100% of all net proceeds of equity securities issued by Borrower after the date of this
Agreement, less, on a cumulative basis, 100% of the proceeds paid by Borrower to repurchase its equity securities after the date of this Agreement, determined as of the end of each fiscal quarter, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity less any intangible assets.

	(c)	Total Liabilities divided by Tangible Net Worth not at any time greater than 1.00 to 1.0, determined as of the end of each fiscal quarter, with "Total
Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

	(d)	Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end.

	SECTION 4.10.	NOTICE TO BANK.  Promptly (but in no event more than five (5)
days after the occurrence of each such event or matter) give written notice to
Bank in reasonable detail of:  (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name
[or the organizational structure] of Borrower [, or any action, claim, investigation, suit or proceeding pending or asserted by or before any governmental authority, arbitrator, court or administrative agency challenging or denying Borrower's qualification for tax treatment as if it were a partnership for income tax purposes]; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

ARTICLE V
NEGATIVE COVENANTS

	Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the
Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

	SECTION 5.1.	USE OF FUNDS.  Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

	SECTION 5.2.	OTHER INDEBTEDNESS.  Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) purchase money indebtedness secured only by the assets purchased.

	SECTION 5.3.	CHANGE, TRANSFER OF ASSETS.  Make any substantial change in
the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

	SECTION 5.4.	GUARANTIES.  Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

	SECTION 5.5.	LOANS AND ADVANCES.  Make any loans or advances to any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

	SECTION 5.6.	ACQUISITIONS AND MERGERS.  Acquire (i) all or substantially all of the assets of, or (ii) any equity securities in, any other entity, or merge into or consolidate with any other entity, without the prior written consent of
Bank if the aggregate consideration to be paid by Borrower (whether in cash, stock or otherwise) in connection with any such acquisition or merger (or series of related acquisitions and/or mergers) exceeds $35,000,000.00, provided however, that (x) Borrower shall be the surviving entity in any merger or consolidation, (y) each entity whose assets or equity securities are acquired by Borrower, or which merges into or consolidates with Borrower, shall be engaged, at the time of the applicable transaction, in substantially the same business as Borrower, and (c) the consent of Bank, when required hereunder, shall not be unreasonably withheld or delayed.

	SECTION 5.7.	PLEDGE OF ASSETS.  Mortgage, pledge, grant or permit to exist a security interest or lien (collectively, a "Lien") in or upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing:

(a)	any Lien created under any Loan Document;
(b)	Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 4.7; provided, that no notice of lien has been filed or recorded with respect thereto;
(c)	suppliers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(d)	Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers'
compensation, unemployment insurance and other social security legislation;
(e)	Liens on the property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations,
(ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the
ordinary course of business;(f)	leases, subleases, easements, rights-of-way,
encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which do not impose material financial obligations on the Borrower, and which do not in any case materially detract from the value of the property subject thereto or materially
interfere with the ordinary conduct of Borrower's business;(g)	purchase money
security interests on assets acquired or held by Borrower securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided, that (i) any such Lien attaches to such equipment concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the asset so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed the cost of such asset;
(h)	Liens securing obligations in respect of capital leases on assets subject to such leases;
(i)	Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii)
such deposit account is not intended by Borrower to provide collateral to the
depository institution;(j)	Liens assumed in connection with a business
acquisition or merger; provided, that, such Lien was created prior to such acquisition or merger (and not in contemplation thereof) and if any such Lien is of a type not permitted under the other provisions of this Section 5.7, such
Lien is satisfied and terminated within 30 days after such acquisition or merger; and
(k)	any Lien existing on property of Borrower or any Affiliate as of the date hereof and set forth on Schedule 5.7 hereto; provided, that no such Lien shall be amended to cover additional property and no such Lien shall be amended to cover additional indebtedness.



							ARTICLE VI
EVENTS OF DEFAULT

	SECTION 6.1.	The occurrence of any of the following shall constitute an
"Event of Default" under this Agreement:

	(a)	Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

	(b)	Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

	(c)	Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document
(other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

	(d)	Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank, and, if the debt or liability is owed to a party other than Bank, the amount thereof exceeds $5,000,000.00.

	(e)	The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of
Borrower; or the entry of a judgment against Borrower, and with respect to any of the foregoing, the amount thereof exceeds $5,000,000.00 individually or in the aggregate.

	(f)	Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the
Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower  shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

	(g)	There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

	(h)	The dissolution or liquidation of Borrower; or Borrower, or any of its stockholders, shall take action seeking to effect the dissolution or liquidation of Borrower.

	(i)	Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower in a single or in a series of affiliated transaction.

	SECTION 6.2.	REMEDIES.  Upon the occurrence of any Event of Default:  (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan
Documents shall immediately cease and terminate and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.  All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


ARTICLE VII
MISCELLANEOUS

	SECTION 7.1. 	NO WAIVER.  No delay, failure or discontinuance of Bank in
exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

	SECTION 7.2.	NOTICES.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this
Agreement must be in writing delivered to each party at the following address:

	BORROWER:	DIONEX CORPORATION
	501 MERCURY DRIVE
	SUNNYVALE, CA  94088-3603

	BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	PENINSULA RCBO
	400 HAMILTON AVENUE
	PALO ALTO, CA  94301

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

	SECTION 7.3.	COSTS, EXPENSES AND ATTORNEYS' FEES.  Borrower shall pay to
Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this
Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan
Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any
Borrower or any other person or entity.

	SECTION 7.4.	SUCCESSORS, ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that
Borrower may not assign or transfer its interest hereunder without Bank's prior written consent.  Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents.  In connection therewith,
Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business or any collateral required hereunder.

	SECTION 7.5.	ENTIRE AGREEMENT; AMENDMENT.  This Agreement and the other
Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

	SECTION 7.6.	NO THIRD PARTY BENEFICIARIES.  This Agreement is made and
entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

	SECTION 7.7.	TIME.  Time is of the essence of each and every provision of this
Agreement and each other of the Loan Documents.

	SECTION 7.8.	SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this
Agreement.

	SECTION 7.9.	COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same
Agreement.

	SECTION 7.10.	GOVERNING LAW.  This Agreement shall be governed by and
construed in accordance with the laws of the State of California.

	SECTION 7.11.	ARBITRATION.

	(a)	Arbitration.  Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Agreement.  A
"Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan
Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute.  Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any
Dispute.

	(b)	Governing Rules.  Arbitration proceedings shall be administered by the
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial
Arbitration Rules.  All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code),
notwithstanding any conflicting choice of law provision in any of the Loan
Documents.  The arbitration shall be conducted at a location in California selected by the AAA or other administrator.  If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control.  All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding.  All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated.
Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

	(c)	No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding.  The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

	(d)	Arbitrator Qualifications and Powers; Awards.  Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute.  Arbitrators are empowered to resolve
Disputes by summary rulings in response to motions filed prior to the final arbitration hearing.  Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law.  Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000
(including damages, costs, fees and expenses).  By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000.  Any Dispute in which the amount in controversy exceeds
$5,000,000 shall be decided by majority vote of a panel of three arbitrators;
provided however, that all three arbitrators must actively participate in all hearings and deliberations.

	(e)	Real Property Collateral; Judicial Reference.  Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the
Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of
California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.  If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638.  A referee with the qualifications required herein for arbitrators shall be selected pursuant to the
AAA's selection procedures.  Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

	(f)	Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein.  If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

	WELLS FARGO BANK,
DIONEX CORPORATION	  NATIONAL ASSOCIATION

By: ________________________	By: _______________________
        Craig McCollam	      Eric C. Houser
Title: CFO		Title: Vice President
G/comm/gold/dionex-agt.doc
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